Exhibit 99.1

MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MIC REPORTS 2016 FINANCIAL RESULTS IN LINE WITH GUIDANCE, INCREASES DIVIDEND

•	Authorizes fourth quarter cash dividend of $1.31 per share, up 13.9% versus 2015
•	Successfully deploys in excess of $335 million of growth capital
•	Reaffirms 2017/2018 guidance, expects dividend increase of 10% in 2017

New York, February 21, 2017 — Macquarie Infrastructure Corporation (NYSE: MIC) today reported its financial results for fourth quarter and full year 2016.

“The performance of our businesses in the fourth quarter and the full year 2016 resulted in the generation of a better than expected amount of Adjusted Free Cash Flow,” said James Hooke, chief executive officer of MIC.

MIC reported full year 2016 net income of $154.9 million, compared with a net loss of $113.8 million in 2015. Included in the full year figure was net income of $71.1 million in the fourth quarter of 2016 compared with $31.9 million in the prior comparable period. The Company also reported generation of cash from operating activities of $123.3 million and $560.3 million in the quarter and full-year periods ended December 31, 2016, respectively, compared with $126.2 million and $381.2 million in the comparable periods in 2015.

MIC’s businesses produced $118.6 million and $510.2 million of Adjusted Free Cash Flow in the fourth quarter and full year periods in 2016, respectively, up from $94.0 million and from $445.5 million in the comparable periods in 2015. The nominal increase in the full year amount of 14.5% was partially offset by a 3.7% increase in MIC’s weighted average number of shares outstanding in 2016 versus 2015 resulting in a 10.5% real increase including the impact of the incremental share issuance.

Performance highlights for the reported periods included:

•	Atlantic Aviation: volume growth driven by market share gains, increased flight activity and contributions from acquisitions and investments
•	IMTT: high utilization rates, stable storage pricing
•	Contracted Power: improved solar and wind resources
•	MIC Hawaii: successful acquisitions, increased gas sales
•	Implementation of shared services center with cost savings expected in 2017 and beyond

“We were also pleased that the continued improvement in our underlying business performance, particularly the growth in cash generation, allowed us to meaningfully increase our quarterly cash dividend,” said Hooke.

The MIC board of directors authorized a cash dividend of $1.31 per share, or $5.24 annualized, for the fourth quarter of 2016. The dividend will be payable March 8, 2017 to shareholders of record on March 3, 2017. The payment represents a 13.9% increase over the dividend paid for the fourth quarter of 2015. Inclusive of the $1.31, MIC will have distributed approximately 80.0% of its 2016 Adjusted Free Cash Flow to shareholders.

On February 3, 2017, MIC provided the market with initial guidance regarding the expected performance of its businesses in 2017 and 2018. “We expect that MIC’s operations will continue to perform well and generate increases in Free Cash Flow of between 10% and 15% per year,” Hooke said. “Based on the anticipated performance improvement, we are also initiating guidance for growth in our cash dividend of 10% in 2017.”

MIC expects effective deployment of capital to drive approximately one third of its anticipated annual growth in Free Cash Flow. The Company exceeded its targeted level for capital deployment into growth projects and bolt-on acquisitions in 2016. “Having successfully deployed over $335.0 million during the year, up from an average of $250.0 million historically, we are positioned to potentially exceed our growth capital deployment target of $350.0 million in 2017,” Hooke said.

Capital deployment highlights for 2016 included:

•	Acquisitions of Fixed Base Operations assets
•	Acquisition or development of 87 MW of solar facilities in Utah and Hawaii
•	Acquisition of a design/build mechanical contractor in Hawaii
•	Acquisition of a jet fuel storage and handling development company
•	Investment in a US renewable power facility developer

MIC reported a backlog of approved growth projects of $300.0 million at year-end, and expects to deploy capital on projects including:

•	The substantial majority of construction works at BEC II, MIC’s development of a 130 MW addition to its power facility in Bayonne, NJ
•	Ramp development and hangar construction at various Atlantic Aviation sites
•	Storage tank and new dock construction at IMTT

Consistent with past performance, MIC also expects to complete bolt-on acquisitions that, together with growth projects, would result in the deployment of in excess of $350.0 million during the coming year.

“We are excited by the growth prospects we see emerging as a result of both the potential for tax reform as well as the focus on infrastructure redevelopment here in the U.S. We have the financial and human capital to deploy in the construction or acquisition of quality, cash generative opportunities in each of our four businesses and look forward to making the most of these trends for the benefit of our shareholders,” said Hooke.

Summary Financial Information

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2016	2015	$	%	2016	2015	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Net income (loss)	$71,131	$31,883	39,248	123.1	$154,869	$(113,807)	268,676	NM
Weighted average number of shares outstanding: basic	81,853,027	79,877,873	1,975,154	2.5	80,892,654	77,997,826	2,894,828	3.7
Net income (loss) per share attributable to MIC	$0.89	$0.41	0.48	117.1	$1.93	$(1.39)	3.32	NM
Cash provided by operating activities	123,332	126,237	(2,905)	(2.3)	560,320	381,156	179,164	47.0
MIC Non-GAAP Metrics:
EBITDA excluding non-cash items, adjusted(1)	$166,006	$153,911	12,095	7.9	$695,588	$633,101	62,487	9.9
Cash interest(2)	(25,922)	(27,816)	1,894	6.8	(107,930)	(112,440)	4,510	4.0
Cash taxes(3)	(2,027)	66	(2,093)	NM	(7,310)	(532)	(6,778)	NM
Cash pension contribution	(3,500)	—	(3,500)	NM	(3,500)	—	(3,500)	NM
Maintenance capital expenditures	(13,478)	(30,333)	16,855	55.6	(58,203)	(68,596)	10,393	15.2
Noncontrolling interest(4)	(2,446)	(1,873)	(573)	(30.6)	(8,400)	(5,984)	(2,416)	(40.4)
Adjusted Free Cash Flow(5)	$118,633	$93,955	24,678	26.3	$510,245	$445,549	64,696	14.5

NM — Not meaningful

(1)	EBITDA excluding non-cash items, adjusted, is calculated as net income (loss) before interest expense, net, taxes, depreciation and amortization expense, management fees, pension expense and other non-cash (income) expense recorded in the consolidated statement of operations. See below for reconciliation of net income (loss) to EBITDA excluding non-cash items. For the quarter and year ended December 31, 2015, EBITDA excluding non-cash items, adjusted, excludes $60,000 and $9.3 million, respectively, of transaction costs related to the Bayonne Energy Center (BEC) acquisition.
(2)	Cash interest is calculated as interest expense, net, excluding the impact of non-cash adjustments for unrealized (gains) losses from derivative instruments, amortization of deferred financing costs and the amortization of debt discount recorded in the consolidated statement of operations. Cash interest excludes the payment of interest rate swap breakage fees of $17.8 million for the quarter and year ended December 31, 2016 and $50.6 million for the year ended December 31, 2015. For the quarter and year ended December 31, 2016, cash interest also excludes $8.6 million of interest rate cap premiums paid.
(3)	Cash taxes for the quarter and year ended December 31, 2015 excludes $6.9 million of tax refund received in the fourth quarter of 2015 relating to the election of bonus depreciation for 2014.
(4)	Noncontrolling interest adjustment represents the portion of Adjusted Free Cash Flow not attributable to MIC’s ownership interest.
(5)	Adjusted Free Cash Flow is calculated as cash from operating activities, which includes EBITDA excluding non-cash items, adjusted, less cash paid for interest, taxes, pension contribution, less maintenance capital expenditures, which includes principal repayment of capital lease obligations used to fund maintenance capital expenditures, excludes the changes in working capital and adjusted for noncontrolling interest. See below for a reconciliation from cash from operating activities to Adjusted Free Cash Flow. MIC regards Adjusted Free Cash Flow as a performance measure and does not intend it to represent cash from operating activities, the most directly comparable GAAP measure, or serve as a measure of liquidity and notes that it is not necessarily comparable to similarly titled measures reported by other companies.

Conference Call and Webcast

When:  Management has scheduled a conference call for 8:00 a.m. Eastern Time on Wednesday, February 22, 2017 during which it will review and comment on MIC’s results for the fourth quarter and full year 2016.

How:  To listen to the conference call please dial +1(650) 521-5252 or +1(877) 852-2928 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the webcast.

Slides:  The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company’s website prior to the conference call.

Replay:  For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on February 22, 2017 through midnight on February 28, 2017, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 48638082. An online archive of the webcast will be available on the Company’s website for one year following the call.

About MIC

MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals, an airport services business, Atlantic Aviation, entities comprising an energy services, production and distribution segment, MIC Hawaii, and entities comprising a Contracted Power segment. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

Use of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics

In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses EBITDA excluding non-cash items, Free Cash Flow, Adjusted Free Cash Flow and certain proportionately combined financial metrics. Proportionately combined financial metrics, including Adjusted Free Cash Flow, reflect MIC Corporate and the Company’s ownership interest in each of its businesses.

MIC measures EBITDA excluding non-cash items as it reflects its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure of the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings — the most comparable GAAP measure — before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.

Given MIC’s varied ownership levels in some of its businesses, principally in the CP segment, together with obligations to report the results of these businesses on a consolidated basis, GAAP measures such as net income (loss) do not fully reflect all of the items management considers in assessing the amount of cash generated based on its ownership interest in its businesses. The Company notes that the proportionately combined metrics used may be calculated in a different manner by other companies and may limit their usefulness as a comparative measure. Therefore, proportionately combined metrics should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of financial results reported under GAAP.

The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities — the most comparable GAAP measure — which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital.

Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external Manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) amortization of tolling liabilities and gains (losses) on disposal of assets, and (vi) pension expense. Pension expenses primarily consist of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction to Free Cash Flow. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.

In its Annual Report on Form 10-K, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both Free Cash Flow and EBITDA excluding non-cash items support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.

Free Cash Flow/Adjusted Free Cash Flow do not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Examples of other cash items that may be excluded in the calculation of Adjusted Free Cash Flow include, but are not limited to, interest rate swap breakage costs, certain transaction-related expenses and reorganization costs. Management notes that Free Cash Flow and Adjusted Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Both Free Cash Flow and Adjusted Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.

See tables below for a reconciliation of EBITDA excluding non-cash items to net income (loss) — most comparable GAAP measure — and a reconciliation of Free Cash Flow and Adjusted Free Cash Flow to cash from operating activities — most comparable GAAP measure.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

In some cases, specific capital expenditures contain characteristics of both maintenance and growth capital expenditures. MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; risks associated with development, investment and expansion in the power industry; its regulatory environment establishing rate structures and monitoring quality of service; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks related to its shared services initiative; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

For further information, please contact:

Investors:	Media:
Jay Davis	Melissa McNamara
Investor Relations	Corporate Communications
MIC	MIC
212-231-1825	212-231-1667
Michael Hacke Investor Relations MIC (212) 231-6483

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS
($ in Thousands, Except Share Data)

	As of December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$44,767	$22,394
Restricted cash	16,420	18,946
Accounts receivable, less allowance for doubtful accounts of $1,434 and $1,690, respectively	124,846	95,597
Inventories	31,461	29,489
Prepaid expenses	14,561	21,690
Fair value of derivative instruments	5,514	—
Other current assets	7,099	28,453
Total current assets	244,668	216,569
Property, equipment, land and leasehold improvements, net	4,346,536	4,116,163
Investment in unconsolidated business	8,835	8,274
Goodwill	2,024,409	2,017,211
Intangible assets, net	888,971	934,892
Fair value of derivative instruments	30,781	1,810
Other noncurrent assets	15,053	13,885
Total assets	$7,559,253	$7,308,804
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager – related party	$6,594	$73,317
Accounts payable	69,566	56,688
Accrued expenses	83,734	78,527
Current portion of long-term debt	40,016	40,099
Fair value of derivative instruments	9,297	19,628
Other current liabilities	41,802	40,531
Total current liabilities	251,009	308,790
Long-term debt, net of current portion	3,039,966	2,746,525
Deferred income taxes	896,116	816,836
Fair value of derivative instruments	5,966	15,698
Tolling agreements – noncurrent	60,373	68,150
Other noncurrent liabilities	158,289	150,363
Total liabilities	4,411,719	4,106,362
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock ($0.001 par value; 500,000,000 authorized; 82,047,526 shares issued and outstanding at December 31, 2016 and 80,006,744 shares issued and outstanding at December 31, 2015)	$82	$80
Additional paid in capital	2,089,407	2,317,421
Accumulated other comprehensive loss	(28,960)	(23,295)
Retained earnings	892,365	735,984
Total stockholders’ equity	2,952,894	3,030,190
Noncontrolling interests	194,640	172,252
Total equity	3,147,534	3,202,442
Total liabilities and equity	$7,559,253	$7,308,804

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in Thousands, Except Share and Per Share Data)

	Year Ended December 31,
	2016	2015	2014
Revenue
Service revenue	$1,288,562	$1,288,501	$1,064,682
Product revenue	363,169	350,749	284,400
Financing and equipment lease income	—	—	1,836
Total revenues	1,651,731	1,639,250	1,350,918
Costs and expenses
Cost of services	524,423	551,029	546,609
Cost of product sales	142,731	168,954	192,881
Selling, general and administrative	303,033	304,862	265,254
Fees to Manager – related party	68,486	354,959	168,182
Depreciation	226,492	215,243	98,442
Amortization of intangibles	65,425	101,435	42,695
Total operating expenses	1,330,590	1,696,482	1,314,063
Operating income (loss)	321,141	(57,232)	36,855
Other income (expense)
Interest income	132	55	112
Interest expense(1)	(116,933)	(123,079)	(73,196)
Equity in earnings and amortization charges of investee	—	—	26,391
Gain from acquisition/divestiture of businesses(2)	—	—	1,027,054
Other income (expense), net	21,786	1,288	(2,307)
Net income (loss) before income taxes	226,126	(178,968)	1,014,909
(Provision) benefit for income taxes(3)	(71,257)	65,161	24,374
Net income (loss)	$154,869	$(113,807)	$1,039,283
Less: net loss attributable to noncontrolling interests	(1,512)	(5,270)	(2,745)
Net income (loss) attributable to MIC	$156,381	$(108,537)	$1,042,028
Basic income (loss) per share attributable to MIC	$1.93	$(1.39)	$16.54
Weighted average number of shares outstanding: basic	80,892,654	77,997,826	62,990,312
Diluted income (loss) per share attributable to MIC	$1.85	$(1.39)	$16.10
Weighted average number of shares outstanding: diluted	82,218,627	77,997,826	64,925,565
Cash dividends declared per share	$5.05	$4.46	$3.8875

(1)	Interest expense included losses on derivative instruments of $5.0 million, $28.5 million and $19.5 million for the years ended December 31, 2016, 2015 and 2014, respectively, of which net loss of $856,000 was reclassified from accumulated other comprehensive loss for the year ended December 31, 2014.
(2)	Included the gain of $948.1 million from the acquisition of the remaining 50% interest in IMTT
(IMTT Acquisition) from the remeasuring to fair value of the Company’s previous 50% ownership interest and the gain of $78.9 million from the sale of the Company’s interest in the district energy business.
(3)	Included $340,000 of benefit for income taxes from accumulated other comprehensive loss reclassifications for the year ended December 31, 2014.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in Thousands)

	Year Ended December 31,
	2016	2015	2014
Operating activities
Net income (loss)	$154,869	$(113,807)	$1,039,283
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	226,492	215,243	102,816
Amortization of intangible assets	65,425	101,435	42,695
Equity in earnings and amortization charges of investee	—	—	(26,391)
Equity distributions from investee	—	—	25,330
Gain from acquisition/divestiture of businesses	—	—	(1,027,181)
Amortization of debt financing costs	21,041	9,075	5,376
Amortization of debt discount	1,007	—	—
Adjustments to derivative instruments	(54,549)	(47,208)	(567)
Fees to Manager – related party	68,486	287,139	103,182
Equipment lease receivable, net	—	—	2,805
Deferred taxes	63,947	(58,734)	(27,942)
Pension expense	8,601	7,300	4,148
Other non-cash (income) expense, net	(1,370)	(1,047)	5,411
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	525	722	35,858
Accounts receivable	(8,415)	5,418	1,645
Inventories	(2,343)	(84)	4,779
Prepaid expenses and other current assets	7,794	(6,964)	5,448
Due to Manager – related party	135	(33)	(11)
Accounts payable and accrued expenses	4,686	(8,002)	(12,446)
Income taxes payable	8,251	(5,926)	288
Pension contribution	(3,500)	—	(26,960)
Other, net	(762)	(3,371)	(5,951)
Net cash provided by operating activities	560,320	381,156	251,615
Investing activities
Acquisitions of businesses and investments, net of cash acquired	(69,168)	(266,895)	(1,222,266)
Proceeds from sale of business, net of cash divested	—	—	265,295
Return of investment in unconsolidated business	—	—	12,319
Purchases of property and equipment	(314,684)	(194,148)	(123,946)
Proceeds from insurance claim	11,068	—	—
Change in restricted cash	(84)	10,559	—
Other, net	(3,977)	1,668	(208)
Net cash used in investing activities	(376,845)	(448,816)	(1,068,806)

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
($ in Thousands)

	Year Ended December 31,
	2016	2015	2014
Financing activities
Proceeds from long-term debt	$1,311,000	$2,486,569	$412,884
Payment of long-term debt	(1,476,228)	(2,554,552)	(548,431)
Proceeds from the issuance of shares	12,623	492,433	765,052
Dividends paid to common stockholders	(396,093)	(341,560)	(240,535)
Contributions received from noncontrolling interests	15,431	532	—
Purchase of noncontrolling interest	(9,909)	—	—
Distributions paid to noncontrolling interests	(4,630)	(2,546)	(62,538)
Offering and equity raise costs paid	(1,601)	(16,984)	(25,600)
Debt financing costs paid	(17,392)	(23,816)	(15,142)
Proceeds from the issuance of convertible senior notes	402,500	—	350,000
Change in restricted cash	5,587	5,166	(999)
Payment of capital lease obligations	(2,601)	(2,346)	(2,269)
Net cash (used in) provided by financing activities	(161,313)	42,896	632,422
Effect of exchange rate changes on cash and cash equivalents	211	(856)	(590)
Net change in cash and cash equivalents	22,373	(25,620)	(185,359)
Cash and cash equivalents, beginning of period	22,394	48,014	233,373
Cash and cash equivalents, end of period	$44,767	$22,394	$48,014
Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Accrued financing costs	$3	$3	$112
Accrued purchases of property and equipment	$28,288	$23,396	$8,122
Acquisition of equipment through capital leases	$—	$398	$3,744
Issuance of shares to Manager	$135,345	$218,645	$101,345
Issuance of shares to independent directors	$750	$750	$750
Issuance of shares for acquisition of business	$—	$—	$115,000
Conversion of convertible senior notes to shares	$4	$25	$—
Conversion of LLC interests to common stock	$—	$79	$—
Conversion of LLC interests to additional paid in capital	$—	$2,428,334	$—
Conversion of construction loan to term loan	$—	$—	$60,360
Distributions payable to noncontrolling interests	$42	$33	$441
Taxes (refund) paid, net	$(898)	$6,654	$19,704
Interest paid	$108,737	$109,450	$69,256

MACQUARIE INFRASTRUCTURE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2016	2015	$	%	2016	2015	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$346,125	$314,863	31,262	9.9	$1,288,562	$1,288,501	61	0.0
Product revenue	91,116	86,491	4,625	5.3	363,169	350,749	12,420	3.5
Total revenues	437,241	401,354	35,887	8.9	1,651,731	1,639,250	12,481	0.8
Costs and expenses
Cost of services	152,591	130,842	(21,749)	(16.6)	524,423	551,029	26,606	4.8
Cost of product sales	34,808	43,545	8,737	20.1	142,731	168,954	26,223	15.5
Selling, general and administrative	80,851	79,244	(1,607)	(2.0)	303,033	304,862	1,829	0.6
Fees to Manager – related party	18,916	17,009	(1,907)	(11.2)	68,486	354,959	286,473	80.7
Depreciation	54,367	52,950	(1,417)	(2.7)	226,492	215,243	(11,249)	(5.2)
Amortization of intangibles	15,508	17,779	2,271	12.8	65,425	101,435	36,010	35.5
Total operating expenses	357,041	341,369	(15,672)	(4.6)	1,330,590	1,696,482	365,892	21.6
Operating income (loss)	80,200	59,985	20,215	33.7	321,141	(57,232)	(378,373)	NM
Other income (expense)
Interest income (expense), net(1)	382	(14,434)	14,816	102.6	(116,801)	(123,024)	6,223	5.1
Other income (expense), net	1,397	(1,104)	2,501	NM	21,786	1,288	20,498	NM
Net income (loss) before income taxes	81,979	44,447	37,532	84.4	226,126	(178,968)	405,094	NM
(Provision) benefit for income taxes	(10,848)	(12,564)	1,716	13.7	(71,257)	65,161	(136,418)	NM
Net income (loss)	$71,131	$31,883	39,248	123.1	$154,869	$(113,807)	268,676	NM
Less: net loss attributable to noncontrolling interests	(1,677)	(1,040)	637	61.3	(1,512)	(5,270)	(3,758)	(71.3)
Net income (loss) attributable to MIC	$72,808	$32,923	39,885	121.1	$156,381	$(108,537)	264,918	NM
Basic income (loss) per share attributable to MIC	$0.89	$0.41	0.48	117.1	$1.93	$(1.39)	3.32	NM
Weighted average number of shares outstanding: basic	81,853,027	79,877,873	1,975,154	2.5	80,892,654	77,997,826	2,894,828	3.7

NM — Not meaningful

(1)	Interest income (expense), net, includes gains on derivative instruments of $38.0 million and losses on derivative instruments of $5.0 million for the quarter and year ended December 31, 2016, respectively. For the quarter and year ended December 31, 2015, interest income (expense), net, includes gains on derivative instruments of $9.9 million and losses on derivative instruments of $28.5 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2016	2015	$	%	2016	2015	$	%
	($ In Thousands) (Unaudited)
Net income (loss)	$71,131	$31,883			$154,869	$(113,807)
Interest (income) expense, net(1)	(382)	14,434			116,801	123,024
Provision (benefit) for income taxes	10,848	12,564			71,257	(65,161)
Depreciation	54,367	52,950			226,492	215,243
Amortization of intangibles	15,508	17,779			65,425	101,435
Fees to Manager-related party(2)	18,916	17,009			68,486	354,959
Pension expense(3)	2,088	1,916			8,601	7,300
Other non-cash (income) expense, net(4)	(6,470)	5,316			(16,343)	792
EBITDA excluding non-cash items	$166,006	$153,851	12,155	7.9	$695,588	$623,785	71,803	11.5

EBITDA excluding non-cash items	$166,006	$153,851			$695,588	$623,785
Interest income (expense), net(1)	382	(14,434)			(116,801)	(123,024)
Adjustments to derivative instruments recorded in interest expense(1)	(40,816)	(15,700)			(13,177)	1,509
Amortization of debt financing costs(1)	13,505	2,318			21,041	9,075
Amortization of debt discount(1)	1,007	—			1,007	—
Interest rate swap breakage fees	(17,770)	—			(17,770)	(50,556)
Interest rate cap premium	(8,629)	—			(8,629)	—
Provision/benefit for income taxes, net of changes in deferred taxes(5)	(2,027)	7,025			(7,310)	6,427
Pension contribution	(3,500)	—			(3,500)	—
Changes in working capital(2)	15,174	(6,823)			9,871	(86,060)
Cash provided by operating activities	123,332	126,237			560,320	381,156
Changes in working capital(2)	(15,174)	6,823			(9,871)	86,060
Maintenance capital expenditures	(13,478)	(30,333)			(58,203)	(68,596)
Free cash flow	$94,680	$102,727	(8,047)	(7.8)	$492,246	$398,620	93,626	23.5

(1)	Interest (income) expense, net, includes adjustment to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to convertible senior notes issued in October 2016. Interest (income) expense, net, also included a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas, the October 2016 refinancing at Atlantic Aviation and the May 2015 refinancing at IMTT.
(2)	Fees to Manager-related party includes base management fees and performance fees, if any. In July 2015, our Board requested, and our Manager agreed, that $67.8 million of the performance fee for the quarter ended June 30, 2015 be settled in cash in July 2015 to minimize dilution. The remaining $67.8 million obligation was settled and reinvested in 944,046 shares by our Manager on August 1, 2016 using the June 2016 volume weighted average share price of $71.84.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are not included in pension expense, but rather reflected as a reduction to Free Cash Flow, as noted in the table above.
(4)	Other non-cash (income) expense, net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges, adjustments to asset retirement obligations and non-cash gains (losses) related to disposal of assets. See“Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(5)	Includes $6.9 million of tax refund received in the fourth quarter of 2015 relating to the election of bonus depreciation for the year ended December 31, 2014.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION FROM CONSOLIDATED FREE CASH FLOW TO ADJUSTED
FREE CASH FLOW

	Quarter Ended December 31		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2016	2015	$	%	2016	2015	$	%
	($ In Thousands) (Unaudited)
Free Cash Flow-Consolidated basis	$94,680	$102,727	(8,047)	(7.8)	$492,246	$398,620	93,626	23.5
100% of CP Free Cash Flow included in consolidated Free Cash Flow	(16,099)	(12,382)			(72,631)	(21,989)
MIC's share of CP Free Cash Flow	13,654	10,509			64,234	16,005
100% of MIC Hawaii Free Cash Flow included in consolidated Free Cash Flow	(5,879)	(8,390)			(36,311)	(44,118)
MIC's share of MIC Hawaii Free Cash Flow	5,878	8,390			36,308	44,118
Adjusted Free Cash Flow	$92,234	$100,854	(8,620)	(8.5)	$483,846	$392,636	91,210	23.2

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenues	135,686	134,160	1,526	1.1	532,472	550,041	(17,569)	(3.2)
Cost of services	54,434	52,091	(2,343)	(4.5)	204,279	222,724	18,445	8.3
Selling, general and administrative expenses	8,365	8,994	629	7.0	32,687	33,903	1,216	3.6
Depreciation and amortization	30,773	32,217	1,444	4.5	134,385	132,002	(2,383)	(1.8)
Operating income	42,114	40,858	1,256	3.1	161,121	161,412	(291)	(0.2)
Interest income (expense), net(1)	2,710	(5,164)	7,874	152.5	(38,752)	(37,378)	(1,374)	(3.7)
Other income, net	1,562	262	1,300	NM	18,509	2,212	16,297	NM
Provision for income taxes	(19,019)	(14,719)	(4,300)	(29.2)	(57,736)	(51,520)	(6,216)	(12.1)
Net income(2)	27,367	21,237	6,130	28.9	83,142	74,726	8,416	11.3
Less: net income attributable to noncontrolling interests	—	56	56	100.0	59	586	527	89.9
Net income attributable to MIC(2)	27,367	21,181	6,186	29.2	83,083	74,140	8,943	12.1
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	27,367	21,237			83,142	74,726
Interest (income) expense, net(1)	(2,710)	5,164			38,752	37,378
Provision for income taxes	19,019	14,719			57,736	51,520
Depreciation and amortization	30,773	32,217			134,385	132,002
Pension expense(3)	1,805	1,743			7,219	6,063
Other non-cash expense, net	26	74			657	378
EBITDA excluding non-cash items	76,280	75,154	1,126	1.5	321,891	302,067	19,824	6.6
EBITDA excluding non-cash items	76,280	75,154			321,891	302,067
Interest income (expense), net(1)	2,710	(5,164)			(38,752)	(37,378)
Adjustments to derivative instruments recorded in interest expense(1)	(12,892)	(5,052)			(2,169)	(2,912)
Amortization of debt financing costs(1)	412	407			1,654	2,344
Interest rate swap breakage fees	—	—			—	(31,385)
Provision for income taxes, net of changes in deferred taxes	(2,367)	(314)			(5,438)	(470)
Changes in working capital	7,992	(1,593)			(3,734)	(11,260)
Cash provided by operating activities	72,135	63,438			273,452	221,006
Changes in working capital	(7,992)	1,593			3,734	11,260
Maintenance capital expenditures	(5,521)	(17,146)			(38,620)	(37,696)
Free cash flow	58,622	47,885	10,737	22.4	238,566	194,570	43,996	22.6

NM — Not meaningful

(1)	Interest income (expense), net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees. For the year ended December 31, 2015, interest income (expense), net, also includes non-cash write-off of deferred financing costs related to the May 2015 refinancing.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.

Atlantic Aviation

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenues	196,180	180,703	15,477	8.6	740,209	738,460	1,749	0.2
Cost of services (exclusive of depreciation and amortization of intangibles shown separately below)	85,773	78,751	(7,022)	(8.9)	303,899	328,305	24,406	7.4
Gross margin	110,407	101,952	8,455	8.3	436,310	410,155	26,155	6.4
Selling, general and administrative expenses	55,312	53,836	(1,476)	(2.7)	212,331	207,062	(5,269)	(2.5)
Depreciation and amortization	21,618	22,332	714	3.2	90,659	126,351	35,692	28.2
Operating income	33,477	25,784	7,693	29.8	133,320	76,742	56,578	73.7
Interest expense, net(1)	(6,524)	(3,609)	(2,915)	(80.8)	(33,961)	(35,735)	1,774	5.0
Other (expense) income, net	(123)	(1,244)	1,121	90.1	68	(2,121)	2,189	103.2
Provision for income taxes	(10,631)	(8,641)	(1,990)	(23.0)	(39,889)	(16,081)	(23,808)	(148.1)
Net income(2)	16,199	12,290	3,909	31.8	59,538	22,805	36,733	161.1
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	16,199	12,290			59,538	22,805
Interest expense, net(1)	6,524	3,609			33,961	35,735
Provision for income taxes	10,631	8,641			39,889	16,081
Depreciation and amortization	21,618	22,332			90,659	126,351
Pension expense(3)	60	62			110	112
Other non-cash expense, net	457	1,115			905	2,533
EBITDA excluding non-cash items	55,489	48,049	7,440	15.5	225,062	203,617	21,445	10.5
EBITDA excluding non-cash items	55,489	48,049			225,062	203,617
Interest expense, net(1)	(6,524)	(3,609)			(33,961)	(35,735)
Convertible senior notes interest(4)	(1,969)	—			(1,969)	—
Adjustments to derivative instruments recorded in interest expense(1)	(8,574)	(4,310)			(4,158)	3,617
Amortization of debt financing costs(1)	11,699	803			14,195	3,221
Interest rate swap breakage fees	(17,770)	—			(17,770)	—
Interest rate cap premium	(8,629)	—			(8,629)	—
Provision for income taxes, net of changes in deferred taxes	384	652			(2,137)	(242)
Changes in working capital	(248)	(2,927)			11,164	(2,635)
Cash provided by operating activities	23,858	38,658			181,797	171,843
Changes in working capital	248	2,927			(11,164)	2,635
Maintenance capital expenditures	(4,816)	(8,489)			(10,632)	(21,455)
Free cash flow	19,290	33,096	(13,806)	(41.7)	160,001	153,023	6,978	4.6

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees. For the quarter and year ended December 31, 2016, interest expense, net, also includes non-cash write-off of deferred financing costs related to the October 2016 refinancing.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(4)	Represents the cash interest expense reclassed from MIC Corporate for the October 2016 convertible senior notes of which proceeds were used to pay down a portion of Atlantic Aviation's credit facility.

Contracted Power

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenues	35,993	32,540	3,453	10.6	150,010	123,797	26,213	21.2
Cost of product sales	5,807	4,416	(1,391)	(31.5)	23,302	18,901	(4,401)	(23.3)
Selling, general and administrative expenses	6,143	7,404	1,261	17.0	25,474	30,847	5,373	17.4
Depreciation and amortization	13,855	13,831	(24)	(0.2)	55,548	48,990	(6,558)	(13.4)
Operating income	10,188	6,889	3,299	47.9	45,686	25,059	20,627	82.3
Interest income (expense), net(1)	10,328	(540)	10,868	NM	(21,286)	(28,390)	7,104	25.0
Other income, net	182	1	181	NM	4,021	1,066	2,955	NM
(Provision) benefit for income taxes	(6,702)	1,244	(7,946)	NM	(14,328)	(4,887)	(9,441)	(193.2)
Net income (loss)(2)	13,996	7,594	6,402	84.3	14,093	(7,152)	21,245	NM
Less: net income (loss) attributable to noncontrolling interest	1,875	(1,096)	(2,971)	NM	2,092	(5,856)	(7,948)	(135.7)
Net income (loss) attributable to MIC(2)	12,121	8,690	3,431	39.5	12,001	(1,296)	13,297	NM
Reconciliation of net income (loss) to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income (loss)(2)	13,996	7,594			14,093	(7,152)
Interest (income) expense, net(1)	(10,328)	540			21,286	28,390
Provision (benefit) for income taxes	6,702	(1,244)			14,328	4,887
Depreciation and amortization	13,855	13,831			55,548	48,990
Other non-cash income, net(3)	(1,623)	(1,987)			(7,047)	(6,959)
EBITDA excluding non-cash items	22,602	18,734	3,868	20.6	98,208	68,156	30,052	44.1
EBITDA excluding non-cash items	22,602	18,734			98,208	68,156
Interest income (expense), net(1)	10,328	(540)			(21,286)	(28,390)
Adjustments to derivative instruments recorded in interest expense(1)	(16,756)	(6,186)			(4,762)	819
Amortization of debt financing costs(1)	376	376			1,489	686
Interest rate swap breakage fees	—	—			—	(19,171)
Provision/benefit for income taxes, net of changes in deferred taxes	2	(2)			(6)	(4)
Changes in working capital	780	1,573			(1,129)	(2,331)
Cash provided by operating activities	17,332	13,955			72,514	19,765
Changes in working capital	(780)	(1,573)			1,129	2,331
Maintenance capital expenditures	(453)	—			(1,012)	(107)
Free cash flow	16,099	12,382	3,717	30.0	72,631	21,989	50,642	NM

NM — Not meaningful

(1)	Interest income (expense), net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Other non-cash income, net, primarily includes amortization of tolling liabilities.

MIC Hawaii

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenues	55,123	53,951	1,172	2.2	213,159	226,952	(13,793)	(6.1)
Service revenues	15,504	—	15,504	NM	20,762	—	20,762	NM
Total revenues	70,627	53,951	16,676	30.9	233,921	226,952	6,969	3.1
Cost of product sales (exclusive of depreciation and amortization of intangibles shown separately below)	29,001	39,129	10,128	25.9	119,429	150,053	30,624	20.4
Cost of services (exclusive of depreciation and amortization of intangibles shown separately below)	12,389	—	(12,389)	NM	16,335	—	(16,335)	NM
Cost of revenue – total	41,390	39,129	(2,261)	(5.8)	135,764	150,053	14,289	9.5
Gross margin	29,237	14,822	14,415	97.3	98,157	76,899	21,258	27.6
Selling, general and administrative expenses	8,046	6,095	(1,951)	(32.0)	24,276	21,475	(2,801)	(13.0)
Depreciation and amortization	3,629	2,349	(1,280)	(54.5)	11,325	9,335	(1,990)	(21.3)
Operating income	17,562	6,378	11,184	175.4	62,556	46,089	16,467	35.7
Interest income (expense), net(1)	665	(1,706)	2,371	139.0	(5,559)	(7,279)	1,720	23.6
Other expense, net	(224)	(124)	(100)	(80.6)	(812)	(556)	(256)	(46.0)
Provision for income taxes	(5,578)	(974)	(4,604)	NM	(20,441)	(14,261)	(6,180)	(43.3)
Net income(2)	12,425	3,574	8,851	NM	35,744	23,993	11,751	49.0
Less: net loss attributable to noncontrolling interests	(3,552)	—	3,552	NM	(3,663)	—	3,663	NM
Net income attributable to MIC(2)	15,977	3,574	12,403	NM	39,407	23,993	15,414	64.2
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	12,425	3,574			35,744	23,993
Interest (income) expense, net(1)	(665)	1,706			5,559	7,279
Provision for income taxes	5,578	974			20,441	14,261
Depreciation and amortization	3,629	2,349			11,325	9,335
Pension expense(3)	223	111			1,272	1,125
Other non-cash (income) expense, net(4)	(5,448)	5,927			(11,539)	4,090
EBITDA excluding non-cash items	15,742	14,641	1,101	7.5	62,802	60,083	2,719	4.5
EBITDA excluding non-cash items	15,742	14,641			62,802	60,083
Interest income (expense), net(1)	665	(1,706)			(5,559)	(7,279)
Adjustments to derivative instruments recorded in interest expense(1)	(2,594)	(152)			(2,088)	(15)
Amortization of debt financing costs(1)	100	121			948	483
Provision for income taxes, net of changes in deferred taxes	(1,846)	184			(8,353)	184
Pension contribution	(3,500)	—			(3,500)	—
Changes in working capital	3,788	(6,936)			9,342	(1,570)
Cash provided by operating activities	12,355	6,152			53,592	51,886
Changes in working capital	(3,788)	6,936			(9,342)	1,570
Maintenance capital expenditures	(2,688)	(4,698)			(7,939)	(9,338)
Free cash flow	5,879	8,390	(2,511)	(29.9)	36,311	44,118	(7,807)	(17.7)

NM — Not meaningful

(1)	Interest income (expense), net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees. For the year ended December 31, 2016, interest income (expense), net, also included a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are not included in pension expense, but rather reflected as a reduction to Free Cash Flow, as noted in the table above.
(4)	Other non-cash (income) expense, net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges and asset retirement obligations.

Corporate and Other

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2016	2015			2016	2015
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Fees to Manager-related party(1)	18,916	17,009	(1,907)	(11.2)	68,486	354,959	286,473	80.7
Selling, general and administrative expenses	4,225	2,915	(1,310)	(44.9)	13,056	11,575	(1,481)	(12.8)
Operating loss	(23,141)	(19,924)	(3,217)	(16.1)	(81,542)	(366,534)	284,992	77.8
Interest expense, net(2)	(6,797)	(3,415)	(3,382)	(99.0)	(17,243)	(14,242)	(3,001)	(21.1)
Other income	—	1	(1)	(100.0)	—	687	(687)	(100.0)
Benefit for income taxes	31,082	10,526	20,556	195.3	61,137	151,910	(90,773)	(59.8)
Net income (loss)(3)	1,144	(12,812)	13,956	108.9	(37,648)	(228,179)	190,531	83.5
Reconciliation of net income (loss) to EBITDA excluding non-cash items and a reconciliation of cash (used in) provided by operating activities to Free Cash Flow:
Net income (loss)(3)	1,144	(12,812)			(37,648)	(228,179)
Interest expense, net(2)	6,797	3,415			17,243	14,242
Benefit for income taxes	(31,082)	(10,526)			(61,137)	(151,910)
Fees to Manager-related party(1)	18,916	17,009			68,486	354,959
Other non-cash expense	118	187			681	750
EBITDA excluding non-cash items	(4,107)	(2,727)	(1,380)	(50.6)	(12,375)	(10,138)	(2,237)	(22.1)
EBITDA excluding non-cash items	(4,107)	(2,727)			(12,375)	(10,138)
Interest expense, net(2)	(6,797)	(3,415)			(17,243)	(14,242)
Convertible senior notes interest(4)	1,969	—			1,969	—
Amortization of debt financing costs(2)	918	611			2,755	2,341
Amortization of debt discount(2)	1,007	—			1,007	—
Benefit for income taxes, net of changes in deferred taxes(5)	1,800	6,505			8,624	6,959
Changes in working capital(1)	2,862	3,060			(5,772)	(68,264)
Cash (used in) provided by operating activities	(2,348)	4,034			(21,035)	(83,344)
Changes in working capital(1)	(2,862)	(3,060)			5,772	68,264
Free cash flow	(5,210)	974	(6,184)	NM	(15,263)	(15,080)	(183)	(1.2)

NM — Not meaningful

(1)	Fees to Manager-related party includes base management fees and performance fees, if any. In July 2015, our Board requested, and our Manager agreed, that $67.8 million of the performance fee for the quarter ended June 30, 2015 be settled in cash in July 2015 to minimize dilution. The remaining $67.8 million obligation was settled and reinvested in shares by our Manager on August 1, 2016.
(2)	Interest expense, net, includes non-cash amortization of deferred financing fees and amortization of debt discount related to the October 2016 convertible senior notes.
(3)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(4)	Represents the cash interest expense reclassed to Atlantic Aviation related to the October 2016 convertible senior notes of which proceeds were used to pay down a portion of Atlantic Aviation's credit facility.
(5)	Includes $6.9 million of tax refund received in the fourth quarter of 2015 relating to the election of bonus depreciation for 2014.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY
OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
($ in Thousands Unaudited)

	For the Quarter Ended December 31, 2016
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
Net income	27,367	16,199	11,413	12,419	1,144	68,542	13,996	12,425
Interest (income) expense, net(3)	(2,710)	6,524	(9,260)	(657)	6,797	694	(10,328)	(665)
Provision (benefit) for income taxes	19,019	10,631	6,702	5,578	(31,082)	10,848	6,702	5,578
Depreciation and amortization of intangibles	30,773	21,618	11,980	3,623	—	67,994	13,855	3,629
Fees to Manager-related party	—	—	—	—	18,916	18,916	—	—
Pension expense(4)	1,805	60	—	223	—	2,088	—	223
Other non-cash expense (income), net(5)	26	457	(1,623)	(5,448)	118	(6,470)	(1,623)	(5,448)
EBITDA excluding non-cash items	76,280	55,489	19,212	15,738	(4,107)	162,612	22,602	15,742
EBITDA excluding non-cash items	76,280	55,489	19,212	15,738	(4,107)	162,612	22,602	15,742
Interest income (expense), net(3)	2,710	(6,524)	9,260	657	(6,797)	(694)	10,328	665
Convertible senior notes interest(6)	—	(1,969)	—	—	1,969	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(12,892)	(8,574)	(14,844)	(2,583)	—	(38,893)	(16,756)	(2,594)
Amortization of deferred finance charges(3)	412	11,699	363	100	918	13,492	376	100
Amortization of debt discount(3)	—	—	—	—	1,007	1,007	—	—
Interest rate swap breakage fees	—	(17,770)	—	—	—	(17,770)	—	—
Interest rate cap premium	—	(8,629)	—	—	—	(8,629)	—	—
Provision/benefit for income taxes, net of changes in deferred taxes	(2,367)	384	2	(1,846)	1,800	(2,027)	2	(1,846)
Pension contribution	—	—	—	(3,500)	—	(3,500)	—	(3,500)
Changes in working capital	7,992	(248)	1,039	3,777	2,862	15,422	780	3,788
Cash provided by (used in) operating activities	72,135	23,858	15,032	12,343	(2,348)	121,020	17,332	12,355
Changes in working capital	(7,992)	248	(1,039)	(3,777)	(2,862)	(15,422)	(780)	(3,788)
Maintenance capital expenditures	(5,521)	(4,816)	(339)	(2,688)	—	(13,364)	(453)	(2,688)
Adjusted Free Cash Flow	58,622	19,290	13,654	5,878	(5,210)	92,234	16,099	5,879

	For the Quarter Ended December 31, 2015
	IMTT(7)	Atlantic Aviation	Contracted Power(1)	MIC Hawaii	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%
Net income (loss)	21,237	12,290	6,959	3,574	(12,812)	31,248	7,594
Interest expense, net(3)	5,164	3,609	301	1,706	3,415	14,195	540
Provision (benefit) for income taxes	14,719	8,641	(1,244)	974	(10,526)	12,564	(1,244)
Depreciation and amortization of intangibles	32,217	22,332	11,958	2,349	—	68,856	13,831
Fees to Manager-related party	—	—	—	—	17,009	17,009	—
Pension expense(4)	1,743	62	—	111	—	1,916	—
Other non-cash expense (income), net(5)	74	1,115	(1,987)	5,927	187	5,316	(1,987)
EBITDA excluding non-cash items	75,154	48,049	15,987	14,641	(2,727)	151,104	18,734
EBITDA excluding non-cash items	75,154	48,049	15,987	14,641	(2,727)	151,104	18,734
Interest expense, net(3)	(5,164)	(3,609)	(301)	(1,706)	(3,415)	(14,195)	(540)
Adjustments to derivative instruments recorded in interest expense, net(3)	(5,052)	(4,310)	(5,538)	(152)	—	(15,052)	(6,186)
Amortization of deferred finance charges(3)	407	803	363	121	611	2,305	376
Provision/benefit for income taxes, net of changes in deferred taxes(8)	(314)	652	(2)	184	6,505	7,025	(2)
Changes in working capital	(1,593)	(2,927)	2,144	(6,936)	3,060	(6,252)	1,573
Cash provided by operating activities	63,438	38,658	12,653	6,152	4,034	124,935	13,955
Changes in working capital	1,593	2,927	(2,144)	6,936	(3,060)	6,252	(1,573)
Maintenance capital expenditures	(17,146)	(8,489)	—	(4,698)	—	(30,333)	—
Adjusted Free Cash Flow	47,885	33,096	10,509	8,390	974	100,854	12,382

	For the Year Ended December 31, 2016
	IMTT(7)	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
Net income (loss)	83,142	59,538	12,309	35,741	(37,648)	153,082	14,093	35,744
Interest expense, net(3)	38,752	33,961	18,541	5,564	17,243	114,061	21,286	5,559
Provision (benefit) for income taxes	57,736	39,889	14,327	20,441	(61,137)	71,256	14,328	20,441
Depreciation and amortization of intangibles	134,385	90,659	48,047	11,317	—	284,408	55,548	11,325
Fees to Manager-related party	—	—	—	—	68,486	68,486	—	—
Pension expense(4)	7,219	110	—	1,272	—	8,601	—	1,272
Other non-cash expense (income), net(5)	657	905	(7,028)	(11,539)	681	(16,324)	(7,047)	(11,539)
EBITDA excluding non-cash items	321,891	225,062	86,196	62,796	(12,375)	683,570	98,208	62,802
EBITDA excluding non-cash items	321,891	225,062	86,196	62,796	(12,375)	683,570	98,208	62,802
Interest expense, net(3)	(38,752)	(33,961)	(18,541)	(5,564)	(17,243)	(114,061)	(21,286)	(5,559)
Convertible senior notes interest(6)	—	(1,969)	—	—	1,969	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(2,169)	(4,158)	(4,088)	(2,080)	—	(12,495)	(4,762)	(2,088)
Amortization of deferred finance charges(3)	1,654	14,195	1,434	948	2,755	20,986	1,489	948
Amortization of debt discount(3)	—	—	—	—	1,007	1,007	—	—
Interest rate swap breakage fees	—	(17,770)	—	—	—	(17,770)	—	—
Interest rate cap premium	—	(8,629)	—	—	—	(8,629)	—	—
Provision/benefit for income taxes, net of changes in deferred taxes	(5,438)	(2,137)	(7)	(8,353)	8,624	(7,311)	(6)	(8,353)
Pension contribution	—	—	—	(3,500)	—	(3,500)	—	(3,500)
Changes in working capital	(3,734)	11,164	(1,148)	9,335	(5,772)	9,845	(1,129)	9,342
Cash provided by (used in) operating activities	273,452	181,797	63,846	53,582	(21,035)	551,642	72,514	53,592
Changes in working capital	3,734	(11,164)	1,148	(9,335)	5,772	(9,845)	1,129	(9,342)
Maintenance capital expenditures	(38,620)	(10,632)	(760)	(7,939)	—	(57,951)	(1,012)	(7,939)
Adjusted Free Cash Flow	238,566	160,001	64,234	36,308	(15,263)	483,846	72,631	36,311

	For the Year Ended December 31, 2015
	IMTT(7)	Atlantic Aviation	Contracted Power(1)	MIC Hawaii	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%
Net income (loss)	74,726	22,805	(5,503)	23,993	(228,179)	(112,158)	(7,152)
Interest expense, net(3)	37,378	35,735	24,562	7,279	14,242	119,196	28,390
Provision (benefit) for income taxes	51,520	16,081	4,887	14,261	(151,910)	(65,161)	4,887
Depreciation and amortization of intangibles	132,002	126,351	41,503	9,335	—	309,191	48,990
Fees to Manager-related party(9)	—	—	—	—	354,959	354,959	—
Pension expense(4)	6,063	112	—	1,125	—	7,300	—
Other non-cash expense (income), net(5)	378	2,533	(6,942)	4,090	750	809	(6,959)
EBITDA excluding non-cash items	302,067	203,617	58,507	60,083	(10,138)	614,136	68,156
EBITDA excluding non-cash items	302,067	203,617	58,507	60,083	(10,138)	614,136	68,156
Interest expense, net(3)	(37,378)	(35,735)	(24,562)	(7,279)	(14,242)	(119,196)	(28,390)
Adjustments to derivative instruments recorded in interest expense, net(3)	(2,912)	3,617	693	(15)	—	1,383	819
Amortization of deferred finance charges(3)	2,344	3,221	649	483	2,341	9,038	686
Interest rate swap breakage fees	(31,385)	—	(19,171)	—	—	(50,556)	(19,171)
Provision/benefit for income taxes, net of changes in deferred taxes(8)	(470)	(242)	(4)	184	6,959	6,427	(4)
Changes in working capital(9)	(11,260)	(2,635)	(2,286)	(1,570)	(68,264)	(86,015)	(2,331)
Cash provided by (used in) operating activities	221,006	171,843	13,826	51,886	(83,344)	375,217	19,765
Changes in working capital(9)	11,260	2,635	2,286	1,570	68,264	86,015	2,331
Maintenance capital expenditures	(37,696)	(21,455)	(107)	(9,338)	—	(68,596)	(107)
Adjusted Free Cash Flow	194,570	153,023	16,005	44,118	(15,080)	392,636	21,989

(1)	Represents MIC's proportionately combined interests in the businesses comprising this reportable segment.
(2)	The sum of the amounts attributable to MIC proportion to its ownership.
(3)	Interest expense (income), net, includes adjustments to derivative instruments, non-cash amortization of deferred financing charges and non-cash amortization of debt discount related to convertible senior notes issued in October 2016. Interest expense (income), net, also includes a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas, the October 2016 refinancing at Atlantic Aviation and the May 2015 refinancing at IMTT.
(4)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are not included in pension expense, but rather reflected as a reduction to Adjusted Free Cash Flow, as noted in the table above.
(5)	Other non-cash expense (income), net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges, adjustments to asset retirement obligations and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(6)	Represents the cash interest expense reclassed from MIC Corporate to Atlantic Aviation for the October 2016 convertible senior notes of which proceeds were used to pay down a portion of Atlantic Aviation's credit facility.
(7)	On March 31, 2016, IMTT acquired the remaining 33.3% interest in its Quebec terminal that it did not previously own. IMTT was previously providing management services to this terminal and no operational changes are expected. Prior to the acquisition, IMTT consolidated the results of the Quebec terminal in its financial statements and adjusted for the portion that it did not own through noncontrolling interests. Since the IMTT Acquisition in July 2014 and prior to the acquisition of the noncontrolling interest, MIC reported IMTT’s EBITDA excluding non-cash items and Free Cash Flow including the 33.3% portion of the Quebec terminal. The contribution from the minority interest was not significant. Therefore, there were no changes to our historical EBITDA excluding non-cash items, Free Cash Flow or results generally as a function of acquiring this noncontrolling interest.
(8)	Includes $6.9 million of tax refund received in the fourth quarter of 2015 relating to the election of bonus depreciation for 2014.
(9)	Fees to Manager-related party includes base management fees and performance fees, if any. In July 2015, our Board requested, and our Manager agreed, that $67.8 million of the performance fee for the quarter ended June 30, 2015 be settled in cash in July 2015 to minimize dilution. The remaining $67.8 million obligation was settled and reinvested in shares by our Manager on August 1, 2016.